Filed pursuant to Rule 433 Registration Statement Nos. 333-162193 and 333-162193-01

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CUSIP, Text          What are RBS Exchange Traded Notes?

                    RBS Exchange Traded Notes (ETNs) are unsecured and
                    unsubordinated obligations of The Royal Bank of Scotland
                    N.V. (RBS N.V.). RBS ETNs are fully and unconditionally
                    guaranteed by RBS Holdings N.V. The returns on RBS ETNs are linked to the performance of Products an underlying market measure(s). RBS ETNs are registered with the Securities and
                    Exchange Commission (SEC) under the Learn About RBS ETNs
                    Securities Act of 1933, and are listed on a U.S. securities exchange.

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The Royal Bank of Scotland N.V. (RBS N.V.) and RBS Holdings N.V. have filed a registration statement (including a prospectus) with the U.S. Securities and
Exchange Commission (SEC) for the offerings of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the prospectus in that registration statement and other documents that have been filed with the SEC for more complete information about RBS N.V. and RBS
Holdings N.V., and the relevant offerings. You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov. Alternatively, RBS
N.V., RBS Holdings N.V., RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the prospectus, prospectus supplement and the relevant pricing supplement at no charge if you request it by calling 1-866-747-4332.

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